EXHIBIT 99.1

MercadoLibre, Inc. Reports Second Quarter 2018 Financial Results

85.4 million Items Sold, up 38.8%,

85.5 million Total Payment Transactions, up 64.0%

Net Revenues of $335.4 million, up 43.7% on an FX neutral basis

BUENOS AIRES, Argentina, Aug. 08, 2018 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the quarter ended June 30, 2018.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “The outlook for our industry is as positive as ever, and our investment thesis remains intact. The internet is rapidly becoming a driving force that is increasing the pace of modernization in Latin America. This modernization presents us with the opportunity to turn a history of underdeveloped infrastructure in the areas of retail and banking from a disadvantage into an advantage, as it allows for innovation to flourish unencumbered by existing legacy players.”

Second Quarter 2018 Business Highlights

  Gross merchandise volume again surpassed $3 billion, reaching $3.1 billion, a 15.2% year-over-year increase in USD, and a 35.9% year-over-year increase on an FX neutral basis, representing the fifth consecutive quarter of growth.
  Items sold increased for the second consecutive quarter to 85.4 million, a 38.8% year-over-year increase, delivering solid growth.
  Unique buyers grew 16.0% year-over-year versus 28.0% in the first quarter. This declining growth rate is attributable primarily to the price increases from our major postal partner, and the May truckers strike that lasted ten days and had a negative impact on e-commerce in Brazil. This deceleration in unique buyers growth in Brazil was partially offset by unique buyer growth rates in Mexico, Colombia, Chile and Argentina, where growth rates in unique buyers exceeded 20%.
  Live listings offered on Mercado Libre’s marketplace grew to 154.8 million in the second quarter of 2018, a 56.4% year-over-year increase, surpassing for the first time ever the 150 million mark.
  We continue to transition to being a mobile first company, as mobile gross merchandize volume “GMV” penetration grew 28.1% year-over-year reaching 55.5% mobile penetration.
  Items shipped through MercadoEnvíos reached 52.8 million, a 58.1% year-over-year increase, driven primarily by increasing our free shipping options, strong marketing of our loyalty program and customer acquisition initiatives. Items shipped in Argentina, Mexico, Chile and Colombia were highlights of the quarter, growing 73%, 135%, 440%, and 166% respectively year-over-year.
  Total payment volume through MercadoPago reached $4.4 billion, a year-over-year increase of 40.4% in USD and 66.3% on an FX neutral basis. Total payment transactions increased 64.1% year-over-year, totaling 85.5 million for the quarter.
  We continue to successfully execute off-platform payments efforts (both online and offline) though merchant services, mPos, and mobile wallet businesses. On a consolidated basis, off-platform total payment volume grew 96.7% year-over-year in USD and 142.4% on an FX neutral basis.
  Our mobile-point-of-sale business quickly becoming one of our fastest growing non-marketplace business units, representing 43.3% of total off-platform payment volume for the quarter.

Adoption of ASC 606

  Effective January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers related to revenue recognition (“ASC 606”) issued by the Financial Accounting Standards Board (“FASB”). The Company has adopted ASC 606 using the full retrospective transition method and has accordingly revised its consolidated financial statements for the year ended December 31, 2017, and applicable interim periods within the year ended December 31, 2017, as if ASC 606 had been effective for those periods. Because the Company did not offer free shipping in 2016, net revenue for that year does not need to be recast.
  As a result of adopting ASC 606, the Company must present net revenue net of amounts paid in connection with the Company’s free shipping initiative rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended June 30, 2018 the Company incurred $97 million of shipping subsidies that have been netted from revenues.
  As a result of adopting ASC 606, our net revenues for the periods indicated below have been recast as presented below. Our adoption of 606 does not affect our operating or net income/loss.

	In millions
Gross billings	H1 2017*	H1 2018**	Q2 2017*	Q2 2018**
	$590.5	$865.5	$316.5	$432.0

	In millions
Adjustments (Decrease)	H1 2017*	H1 2018**	Q2 2017*	Q2 2018**
	$36.9	$209.2	$32.6	$96.6

	In millions
Net Revenues	H1 2017*	H1 2018**	Q2 2017*	Q2 2018**
	$553.6	$656.4	$283.9	$335.4

*As Recast **As Reported

(*) The table above may not total due to rounding.

 The tables below present our gross billing and amounts paid by us in connection with our free shipping service.

		In millions
		H1 2017	H1 2018	Q2 2017	Q2 2018
Gross billings	Brazil	$339.8	$546.8	$180.1	$270.5
	Argentina	$159.4	$211.9	$88.0	$105.9
	Mexico	$35.7	$60.7	$20.2	$31.3
	Venezuela	$28.6	$—	$14.2	$—
	Others	$26.9	$46.1	$14.1	$24.3

		In millions
Adjustments (Decrease)		H1 2017	H1 2018	Q2 2017	Q2 2018
	Brazil	$22.9	$166.8	$22.9	$74.7
	Argentina	$—	$9.9	$—	$5.7
	Mexico	$13.6	$26.1	$9.4	$13.8
	Venezuela	$—	$—	$—	$—
	Others	$0.4	$6.4	$0.4	$2.4

		In millions
Net Revenues		H1 2017*	H1 2018**	Q2 2017*	Q2 2018**
	Brazil	$317.0	$380.0	$157.2	$195.8
	Argentina	$159.4	$202.0	$88.0	$100.1
	Mexico	$22.1	$34.6	$10.8	$17.5
	Venezuela	$28.6	$—	$14.2	$—
	Others	$26.5	$39.7	$13.8	$21.9

*As Recast **As Reported

(*) The table above may not total due to rounding.

Second Quarter 2018 Financial Highlights

  Net revenues for the second quarter grew to $335.4 million, a year-over-year increase of 18.1% in USD and 43.7% on an FX neutral basis.
  Enhanced marketplace revenues decreased 13.2% year-over-year in USD, and 0.4% on an FX neutral basis, while non-marketplace revenues increased 72.5% year-over-year in USD and 107.5% on an FX neutral basis.
  Gross profit was $159.7 million with a margin of 47.6%, compared to 60.4% in the second quarter of 2017. Most of the gross margin compression is attributed to an increase in free shipping subsidies.
  Total operating expenses were $188.0 million, up 32.8% year-over-year. As a percentage of revenues, operating expenses were 56.1%, as compared to 49.9% during the second quarter of 2017.
  Loss from operations was $28.2 million, down 194.1% year-over-year. As a percentage of revenues, loss from operations was 8.4%, as compared to a gain of 10.6% during the second quarter of 2017.
  Interest income was $9.9 million, a 7.0% decrease year-over-year as a result of lower interest rates in Brazil as well as a lower float in Brazil and Argentina.
  The company incurred $13.2 million in financial expenses in the second quarter of 2018 mostly related to working capital funding for the payments businesses and to interest accrual on our convertible bond issued in 2014.
  Net loss before taxes was $19.0 million, down 252.6% year-over-year.
  Income tax gain was $7.7 million during the second quarter, yielding a blended tax rate for the period of 40.6%.
  Net loss as reported for the second quarter was $11.3 million, resulting in basic net loss per share of $0.25.
  Operating cash flow was $144.2 million. Net decrease in cash, restricted cash and cash equivalents was $173.6 million in during the second quarter of 2018.

The following table summarizes certain key performance metrics for the three months ended June 30th, 2018 and 2017.

	Six-months Periods Ended June 30,		Three-month Periods Ended June 30,
(in millions)	2018 (*)	2017 (*)	2018	2017

Number of confirmed registered users at end of period	234.9	191.2	234.9	191.2
Number of confirmed new registered users during period	23.0	17.0	11.8	9.0
Gross merchandise volume	$6,276.6	$5,056.3	$3,135.4	$2,722.4
Number of successful items sold	165.6	114.7	85.4	61.5
Number of successful items shipped	105.3	60.7	52.8	33.4
Total payment volume	$8,601.4	$5,721.8	$4,426.1	$3,152.0
Total volume of payments on marketplace	$5,603.8	$4,027.4	$2,794.3	$2,201.6
Total payment transactions	159.8	96.4	85.5	52.1
Unique buyers	25.0	22.2	16.9	14.6
Unique sellers	8.6	6.5	4.2	4.2
Capital expenditures	$46.8	$34.6	$23.7	$21.8
Depreciation and amortization	$22.6	$19.1	$11.5	$10.1

(*) Percentages have been calculated using whole-dollar amounts rather than rounded amounts that appear in the table. The table above may not total due to rounding.

Table of Year-over-Year USD Revenue Growth Rates by Quarter

	YoY Growth rates

Consolidated Net Revenues	Q2’17	Q3’17	Q4’17	Q1’18	Q2’18
Brazil	53%	35%	37%	15%	25%
Argentina	30%	30%	42%	43%	14%
Mexico	(6)%	(3)%	48%	51%	62%

Table of Year-over-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates

Consolidated Net Revenues	Q2’17	Q3’17	Q4’17	Q1’18	Q2’18
Brazil	40%	31%	35%	19%	40%
Argentina	44%	51%	62%	80%	68%
Mexico	(3)%	(7)%	41%	39%	71%

Conference Call and Webcast

The Company will host a conference call and audio webcast on Aug 8th, 2018 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 2498798) and requesting inclusion in the call for Mercado Libre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2017 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the Mercado Libre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items sold/purchased through the Mercado Libre Marketplace.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the Mercado Libre Marketplace and confirmed their registration.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the Mercado Libre Marketplace and confirmed their registration.

Unique Buyers – New or existing buyers with at least one purchase made in the period.

Unique Sellers – New or existing sellers with at least one listing in the period.

About Mercado Libre

Founded in 1999, Mercado Libre is Latin America's leading e-commerce technology company. Through its primary platforms, Mercado Libre.com and Mercado Pago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

Mercado Libre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The Mercado Libre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2017, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Consolidated statements of income (In thousands of U.S. dollars, except for share data)

	Six Months Ended June 30,		Three Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$656,353	$553,558	$335,377	$283,882
Cost of net revenues	(333,847)	(213,148)	(175,628)	(112,328)
Gross profit	322,506	340,410	159,749	171,554
Operating expenses:
Product and technology development	(71,833)	(60,639)	(33,437)	(30,338)
Sales and marketing	(231,939)	(123,786)	(121,216)	(76,856)
General and administrative	(76,395)	(59,808)	(33,337)	(31,498)
Impairment of Long-Lived Assets	—	(2,837)	—	(2,837)
Total operating expenses	(380,167)	(247,070)	(187,990)	(141,529)
(Loss) income from operations	(57,661)	93,340	(28,241)	30,025

Other income (expenses):
Interest income and other financial gains	19,110	22,820	9,915	10,663
Interest expense and other financial losses	(23,936)	(12,977)	(13,202)	(6,506)
Foreign currency gains (losses)	18,178	(21,097)	12,577	(21,760)
Net (loss) income before income tax gain (expense)	(44,309)	82,086	(18,951)	12,422

Income tax gain (expense)	20,138	(28,252)	7,700	(7,106)
Net (loss) income	$(24,171)	$53,834	$(11,251)	$5,316

	Six-Months Ended June 30,		Three-Months Ended June 30,
	2018	2017	2018	2017
Basic EPS
Basic net (loss) income
Available to shareholders per common share	$(0.55)	$1.22	$(0.25)	$0.12
Weighted average of outstanding common shares	44,157,364	44,157,364	44,157,364	44,157,364
Diluted EPS
Diluted net (loss) income
Available to shareholders per common share	$(0.55)	$1.22	$(0.25)	$0.12
Weighted average of outstanding common shares	44,157,364	44,157,364	44,157,364	44,157,364

Cash Dividends declared (per share)	—	0.150	—	0.150

Consolidated balance sheets (In thousands of U.S. dollars, except par value)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$489,157	$388,260
Restricted cash and cash equivalents	34,854	—
Short-term investments	69,432	209,432
Accounts receivable, net	27,470	28,168
Credit cards receivables, net	307,614	521,130
Loans receivable, net	112,066	73,409
Prepaid expenses	14,410	5,864
Inventory	7,938	2,549
Other assets	62,213	58,107
Total current assets	1,125,154	1,286,919
Non-current assets:
Long-term investments	11,394	34,720
Property and equipment, net	113,170	114,837
Goodwill	83,637	92,279
Intangible assets, net	19,256	23,174
Deferred tax assets	106,330	57,324
Other assets	60,500	63,934
Total non-current assets	394,287	386,268
Total assets	$1,519,441	$1,673,187
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$226,101	$221,095
Funds payable to customers	498,623	583,107
Salaries and social security payable	50,043	65,053
Taxes payable	28,300	32,150
Loans payable and other financial liabilities	146,655	56,325
Other liabilities	25,342	3,678
Dividends payable	—	6,624
Total current liabilities	975,064	968,032
Non-current liabilities:
Salaries and social security payable	19,123	25,002
Loans payable and other financial liabilities	333,364	312,089
Deferred tax liabilities	23,166	23,819
Other liabilities	13,987	18,466
Total non-current liabilities	389,640	379,376
Total liabilities	$1,364,704	$1,347,408

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,157,364 shares issued and outstanding at June 30,
2018 and December 31, 2017	$44	$44
Additional paid-in capital	24,969	70,661
Retained earnings	515,846	537,925
Accumulated other comprehensive loss	(386,122)	(282,851)
Total Equity	154,737	325,779
Total Liabilities and Equity	$1,519,441	$1,673,187

Consolidated statements of cash flows (In thousands of U.S. dollars, except par value)

	Six Months Ended June 30,
	2018	2017

Cash flows from operations:
Net (loss) income	$(24,171)	$53,834
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Unrealized Devaluation Loss, net	6,976	25,502
Impairment of Long-Lived Assets	—	2,837
Depreciation and amortization	22,566	19,083
Accrued interest	(7,845)	(10,930)
Non cash interest and convertible notes amortization of debt discount and amortization of debt issuance costs	9,684	4,798
LTRP accrued compensation	16,792	22,068
Deferred income taxes	(54,818)	(10,451)
Changes in assets and liabilities:
Accounts receivable	(21,807)	(5,165)
Credit card receivables	97,097	34,161
Prepaid expenses	(10,143)	5,462
Inventory	(6,299)	102
Other assets	(24,441)	(22,074)
Accounts payable and accrued expenses	42,771	33,633
Funds payable to customers	32,513	63,164
Other liabilities	20,213	(498)
Interest received from investments	8,066	10,788
Net cash provided by operating activities	107,154	226,314
Cash flows from investing activities:
Purchase of investments	(1,248,452)	(2,186,528)
Proceeds from sale and maturity of investments	1,390,713	2,200,172
Purchases of intangible assets	(242)	(74)
Advance for property and equipment	(4,426)	(8,351)
Changes in principal of loans receivable, net	(66,629)	(20,143)
Purchases of property and equipment	(42,092)	(26,147)
Net cash provided by (used in) investing activities	28,872	(41,071)
Cash flows from financing activities:
Proceeds from loans payable and other financial liabilities	146,666	7,800
Payments on loans payable and other financing liabilities	(14,893)	(2,969)
Dividends paid	(6,624)	(13,247)
Purchase of convertible note capped call	(45,692)	—
Net cash provided by (used in) financing activities	79,457	(8,416)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	(79,732)	(28,176)
Net increase in cash, cash equivalents, restricted cash and cash equivalents	135,751	148,651
Cash, cash equivalents, restricted cash and cash equivalents, beginning of the period	$388,260	$234,140
Cash, cash equivalents, restricted cash and cash equivalents, end of the period	$524,011	$382,791

Financial results of reporting segments
	Three Months Ended June 30, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$195,839	$100,110	$17,540	$21,888	$335,377
Direct costs	(176,987)	(68,051)	(39,534)	(21,088)	(305,660)
Direct contribution (loss)	18,852	32,059	(21,994)	800	29,717

Operating expenses and indirect costs of net revenues					(57,958)
Loss from operations					(28,241)

Other income (expenses):
Interest income and other financial gains					9,915
Interest expense and other financial losses					(13,202)
Foreign currency gains					12,577
Net loss before income tax gain					$(18,951)

	Three Months Ended June 30, 2017
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$157,152	$87,992	$10,803	$14,181	$13,754	$283,882
Direct costs	(97,200)	(49,697)	(33,420)	(5,708)	(12,555)	(198,580)
Impairment of Long-lived Assets	-	-	-	(2,837)	-	(2,837)
Direct contribution (loss)	59,952	38,295	(22,617)	5,636	1,199	82,465

Operating expenses and indirect costs of net revenues						(52,440)
Income from operations						30,025

Other income (expenses):
Interest income and other financial gains						10,663
Interest expense and other financial losses						(6,506)
Foreign currency losses						(21,760)
Net income before income tax expense						$12,422

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2017 and applying them to the corresponding months in 2018, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended June 30, 2018:

	Three-month Periods Ended June 30, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2018	2017	Percentage Change	2018	2017	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$335.4	$283.9	18.1%	$407.9	$283.9	43.7%
Cost of net revenues	(175.6)	(112.3)	56.4%	(209.3)	(112.3)	86.3%
Gross profit	159.7	171.6	-6.9%	198.6	171.6	15.8%

Operating expenses	(188.0)	(138.7)	35.5%	(227.9)	(138.7)	64.4%
Impairment of Long-Lived Assets	—	(2.8)	-100.0%	—	(2.8)	-100.0%
Total operating expenses	(188.0)	(141.5)	32.8%	(227.9)	(141.5)	61.1%
Loss / Income from operations	(28.2)	30.0	-194.1%	(29.3)	30.0	-197.7%

(*) The table above may not total due to rounding.

CONTACT:

MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com

http://investor.mercadolibre.com

A pdf accompanying this announcement is available at http://resource.globenewswire.com/Resource/Download/e22643e1-25ab-469d-b4e1-460da6bfbf25